UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  December 21, 2009
(Date of Earliest Event Reported)

Harcom Productions, Inc.
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(Exact name of registrant as specified in its charter)


OKLAHOMA                                      73-1556790
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

 8722 South Peoria, Jenks, OK                   74132
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(Address of principal executive offices,               Zip Code)

918-296-9799
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         On December 21, 2009, the Registrant entered into a Transfer and Assumption of Liabilities Agreement with Shane Harwell, an officer and director of the Registrant. Pursuant to the Agreement, Harwell agreed to assume all of the liabilities of the Registrant at the time of Closing. In consideration of the transfer and assumption of liabilities to Harwell, the Registrant issued a convertible debenture with the principal amount of $225,000 with no interest. The convertible debenture is convertible into common shares of the
Registrant at a conversion price equal to 65% of the 28 day trading average prior to conversion. The convertible debenture matures on
December 21, 2010.   The Registrant has the right, with seven (7)
business days advance written notice, to redeem a portion or all amounts outstanding under the debenture prior to the maturity date.
Item 2.01 Completion of Acquisition or Disposition of Assets

In contemplation of a merger with US Highland, Inc., an Oklahoma corporation, the Registrant no longer intends to pursue its current business plan. As a result, the Registrant entered into an Asset Purchase Agreement with Shane Harwell, an officer and director of the Registrant. Pursuant to the Asset Purchase Agreement dated December 21, 2009, the Registrant sold all rights, title and interest to the Purchased Assets to Mr. Harwell for the consideration of 950,000 common shares. The 950,000 common shares consisted of 468,750 common shares directly held by Mr. Harwell, 468,750 common shares acquired by Mr. Harwell from Susan Harwell, his wife and 12,500 common shares acquired by Mr. Harwell from Charles Harwell, his father for nominal amounts.

"Purchased Assets" means, collectively all tangible property, including but not limited to, furniture, fixtures, machinery, equipment, tools, and inventory ("Inventory"), and the following intangible property: all right, title and interest of Seller, if any, under leases of personal property and equipment and under the leases for the premises, intellectual property (including, without limitation, trademarks, tradenames, and service marks), telephone numbers and telephone listings, insurance policies, trade accounts receivable ("Accounts"), promissory notes arising from Accounts, all causes of action related to the Purchased Assets, contingent and unliquidated claims, counterclaims and rights to setoff claims related to the Purchased Assets, customer lists, goodwill and other intangible property related to the Business, which is located at the Premises on the Closing Date; but excluding all other assets of Seller and specifically excluding: (i) cash; (ii) any accounting related books and records, whether written or electronically recorded; (iii) causes of action not related to the Purchased Assets;
(iv) contingent and unliquidated claims of every nature except those related to the Purchased Assets, including tax refunds, counterclaims, and rights to set off claims; (v) deposits and (vi) any personal property subject to any security interest in favor of a third party.



Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Asset Purchase Agreement and the subsequent assignment of the 950,000 pre-split common shares from Shane Harwell, a change of control of the Registrant occurred on December 21, 2009. The common shares were assigned to Lemon Tree Financial Group, LLC, an entity controlled by Chase Bales, an officer and director of the Registrant as an incentive to act as directors of the Registrant valued at $.001 per common share. The other directors of the Registrant individually own under 10% of the Lemon Tree, Inc. As a result of the assignment, the ownership percentage is as follows:

Lemon Tree	950,000 pre-split common shares	58.02%

There are no arrangements or understandings among the members of both the former and new control groups and their associates with respect to the election of directors and other matters.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Directors and Certain Officers

On December 21, 2009, the following directors were appointed to serve until the next annual meeting of the shareholders.

Bengt Andersson - Chairman of the Board of Directors
Mats Malmberg - Managing Director
Chase Bales - Director

On December 21, 2009, the directors accepted the resignations of Shane Harwell, Susan Harwell and Charles Harwell as officers and directors of the Registrant. The resignations were made due to the change in control and in anticipation of the proposed merger of US Highland, Inc. into the Registrant.

On December 21, 2009, the directors appointed the following officers.

Steven Moel - Chief Executive Officer
Damian Riddoch - Chief Financial Officer
Chase Bales - Chief Operating Officer and President

Bengt Andersson, age 65 - From 2002 to October 2008, Mr. Andersson was the chief executive officer of Husqvarna AB (Sweden), a manufacturer of outdoor power products. Mr. Andersson obtained a Bachelor's degree in mechanical engineering in 1965 from Karlskrona.

Mats Malmberg, age 40 - Mr. Malmberg is the original founder of Highland Group AB (Sweden), an engineering development company. He has been the managing director of Highland Group AB since 1999. Mr.
Malmberg completed a three year degree program in business, large machinery and forestry (closest U.S. equivalent bachelor level) through


Ostboskolan in 1990. Mr. Malmberg completed a program in business, general contract and project management (closest U. S. equivalent to associate level) through Ostboskolan in 1995.

Chase Bales, age 51 - Mr. Bales has been chairman of the board and president of U.S. Highland since May 2009. Mr. Bales has been a director of Highland Group AB, an engineering development company, since July 2009. From 1994 to present, Mr. Bales has been the president of Lemon Tree Financial Group, a financial services entity. Over the past five years, Mr. Bales has held various board or advisory positions in Mind Over Matter, Millennial Europe Greentech, Minnennial Research Corporation, Wind and Solar Elements, LLC, Dynamic Solutions Research, Inc., and ATK. Mr. Bales attended the University of Maryland from 1978-1979 taking extension services for studies abroad. Mr. Bales attended business and communications courses at Clackamas College from 1980-1981. From 1981-1983, Mr. Bales attended classes in business and computer science at the University of Montana. From 1991-1994, Mr. Bales studied abroad.

Steven Moel, age 66 - Over the past five years, Dr. Moel has been in private practice as a transactional attorney and is a member of the California and American Bar Associations and the American Inns of Court. He also serves as counsel to many corporations. He is presently Senior Business Advisor of DPEC Partners (Biotech/Hotels/International Real Estate
Development/Agriculture/Winery); Vice-President, Business Development and Mergers & Acquisitions of Virgilian, LLC (Nutraceuticals/Agricultural); Chairman of the Board and Chief Operating Officer of WayBack Granola Company (Granola Manufacturing); Business Advisor and Vice-President, Finance, of viaMarket Consumer Products, LLC (Manufacturer of Consumer Products); and Advisory Board of Mahlia Collection (Jewelry Design/ Manufacturing). He was a founder of Akorn, Inc., a NASDAQ Biotechnology/Pharmaceutical company where he served as a Director on the Executive Board, and Vice-President of Mergers and Acquisitions. He has also served as President, Chief Operating Officer and Executive Director of American Wine Group (Wine Production/Distribution); Board of Directors of Grudzen Development Corp. (Real Estate); Chief Operating Officer and Chairman of the Board of Paradigm Technologies (Electronics/Computer Developer); and President and Chief Executive Officer of Sem-Redwood Enterprises (Stock
Pool). Dr. Moel is also a Board Certified Ophthalmologist who was in academic and private practice and has edited and authored multiple journal articles, medical studies, and text books, and is an Emeritus Fellow of the American Academy of Ophthalmology. Dr. Moel earned a Bachelor of Art degree in psychology from the University of Miami in 1965. He earned his doctorate in medicine from West Virginia University Medical School in 1970. He completed his residency in ophthalmology at Louisiana State University from 1972-1975 and earned his juris doctor degree in 2004 at Santa Barbara College of Law. He is actively licensed in California in Law, Medicine, and as a Real Estate Broker.

Damian Riddoch, age 36 - Mr. Riddoch has been director of operations of U.S. Highland, a wholly owned subsidiary of Highland Group AB since its formation in May 2009. He has been controller of U.S Highland since October 1, 2009. From 2007 to present, Mr. Riddoch has been the director of operations of Dynamic Solutions Research, Inc., a solution provider for the automotive, powersports and transportation industries. From 2005 to 2007, Mr. Riddoch was a director for Revv Industries, Inc., a powersports product development company. Mr. Riddoch obtained a degree in chemical engineering from Ricks College in 1991, a degree in manufacturing engineering from Brigham Young University in 1996, a masters degree in mechanical engineering from the University of Idaho in 2002 and a masters degree in business administration from the University of Oxford in 2003.

Item 8.01 Other Events

On December 21, 2009, the board of directors approved a seven for one forward split on the issued and outstanding common shares of the Registrant as of the record date of December 28, 2009. As a result, the issued and outstanding common shares were increased on the record date from 1,637,500 to 11,462,500 common shares.


Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1 - Asset Purchase Agreement dated December 21, 2009
Exhibit 10.2 - Transfer and Assumption of Liabilities Agreement
Exhibit 10.3 - Convertible Debenture




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Harcom Production, Inc.


By:      /s/Damian Riddoch
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         Damian Riddoch
         Chief Financial Officer

Dated:  January 6, 2010